UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

Columbia Funds Variable Insurance Trust

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Clients may receive proxy voting materials from Columbia Threadneedle

Shareholders of most Columbia funds will be asked to consider and vote on the election of the funds’ board of trustees. The funds in this election include Columbia open-end funds, variable portfolios and exchange-traded funds (ETFs), except Columbia Acorn and Wanger funds managed by Columbia Wanger Asset Management, LLC.

Proxy voting materials will be mailed to shareholders beginning on or about Oct. 28, 2020 and will likely take several days to complete.

What is happening

The funds are currently overseen by two separate Columbia boards of trustees that have agreed to combine. Shareholders will be asked to consider the election of nominees to a single board of 17 trustees. If all nominees are approved, the proposed single board of trustees will be effective Jan 1, 2021 and oversee nearly all Columbia funds.

Combining the two boards would lead to operating and financial efficiencies for the funds and the management company, with benefits to both the funds’ shareholders and Columbia Threadneedle. The combined board may provide more effective oversight of the funds as the strategies could be more sensibly organized and trustees would have greater transparency into Columbia Threadneedle’s capabilities across the fund complex.

Mutual fund and ETF shareholders of record as of Oct 9 and Oct 16, respectively, will receive proxy voting materials. Because nearly every Columbia fund is affected, as are many RiverSource and Ameriprise advisory solutions, some clients may receive multiple proxy mailings, which represent multiple opportunities to vote. Most shareholders will receive a notice of availability directing them to a website with the Joint Proxy Statement.

Tickers, CUSIPS and fund names will not change for any of the affected funds.

Take action

Review the information and be prepared to answer client questions, especially for clients may receive multiple mailings. Encourage clients who receive the proxy mailing(s) to vote their shares. No other action is required of you or your clients.

There are a number of ways shareholders can exercise their votes:

How to vote
Telephone Beneficial shareholders may exercise their votes using the phone number on their proxy card.	Mail Investors may vote by mail using the postage prepaid envelope provided.
Internet Beneficial shareholders may exercise their votes using the internet address on their proxy card.

Virtual meeting by webcast

The meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 10:00 a.m., Eastern time, on December 22, 2020. Shareholders should review the Joint Proxy Statement and proxy card for specific details on attending the meeting and voting online.

Online proxy material access

For additional details, the Joint Proxy Statements are now available online:

◾	Mutual funds and ETFs: proxy-direct.com/col-31702

◾	Variable portfolios: proxy-direct.com/col-31701

Proxy-related questions

You can call Computershare Fund Services if you have questions about the Joint Proxy Statement or about voting procedures at 866.905.2396.

Contact your Columbia Threadneedle Investments Divisional Sales Team at 1.800.446.4008 if you have any questions or need additional information on any Columbia fund.

Contact card:

Columbia Threadneedle Investments Divisional Sales Teams

For advisor use only. This material has not been filed with FINRA and may not be shown, quoted to, or used with, members of the general public.

Please have your clients read and consider investment objectives, risks, charges and expenses carefully before investing. Remind them to contact you or visit columbiathreadneedleus.com for a prospectus or summary prospectus, which contains this and other important information about the fund. The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy.

Investors should also review the Joint Proxy Statement relating to their fund for more information.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia funds and Columbia Acorn funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA. Columbia funds are managed by Columbia Management Investment Advisers, LLC (CMIA), and Columbia Acorn funds are managed by Columbia Wanger Asset Management, LLC, a subsidiary of CMIA.

©2020 Columbia Management Investment Advisers, LLC. All rights reserved.
Columbia Management Investment Distributors, Inc.	Not Federally Insured	No Financial Institution Guarantee	May Lose Value
225 Franklin Street, Boston, MA 02110-2804 columbiathreadneedle.com/us

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Columbia Funds’ Boards Announce Merger Proposal

BOSTON – October 27, 2020 – Two Boards of Trustees that oversee 174 Columbia Funds have announced a proposal to combine into a single board, pending shareholder approval.

During 2020, the Boards undertook a joint initiative to consider more efficient and cost-effective oversight models. As a result of that initiative, and following careful deliberation, the two separate boards – the Columbia Atlantic Board and the Columbia Funds Board – have each decided that it is in the best interests of the funds they oversee and fund shareholders to combine to form a single board.

At a Joint Special Meeting of Shareholders to be held on December 22, 2020, fund shareholders will be asked to elect a common slate of trustees. If all nominees are elected by shareholders, the combined board would initially include 17 members responsible for overseeing all of the open-end Columbia Funds managed by Columbia Management Investment Advisers, with approximate assets of $310 billion as of September 30, 2020, including fund-of-fund assets.

In reaching its conclusion the Boards considered, among other things, that a consolidation of oversight responsibility would lead to operational efficiencies and decreased costs for the funds they each oversee. The Boards also took into account that the proposed combination would provide operational efficiencies and decreased costs for Columbia Threadneedle Investments.

Ms. Cathy James Paglia, Chair of the Columbia Funds Board, said: “Having given this proposal careful consideration, my fellow trustees and I believe that that the funds we oversee will benefit from the efficiencies that common oversight will provide.”

Mr. Doug Hacker, Chair of the Columbia Atlantic Board, said: “My fellow trustees and I are pleased to bring this proposal to fund shareholders for their consideration. We have held extensive deliberations to assess the merits of a combined board and believe the funds we oversee will benefit from this combination.”

Mailing of proxy materials to fund shareholders is expected to begin on or about October 28, 2020. If the nominees are elected by shareholders, the Funds will begin to operate under the combined board on or about January 1, 2021.

###

Media Contact:

Carlos Melville

carlos.melville@ampf.com

617-897-9384

COLUMBIA THREADNEEDLE INVESTMENTS — PROXY ELECTION OF TRUSTEES

We are writing to inform you that shareholders of most Columbia funds will be asked soon to consider and vote on the election of the funds’ board of trustees. The funds in this election include Columbia open-end funds, including variable portfolios and exchange-traded funds (ETFs), except Columbia Acorn and Wanger funds managed by Columbia Wanger Asset Management, LLC. Proxy voting materials will be mailed to shareholders of record as of October 9, 2020 (retail mutual funds and variable portfolios) and October 16, 2020 (ETFs) starting on or about October 28, 2020. In light of the public health concerns regarding the COVID-19 pandemic, the shareholder meeting will be held via a virtual meeting format on December 22, 2020 at 10:00 a.m. Eastern time.

Background

Currently, the funds are overseen by two separate boards of trustees — Columbia Atlantic Board and Columbia Funds Board — each with 9 independent trustees and one interested trustee. During 2020, the boards undertook a joint initiative to consider more efficient and cost-effective oversight models. As a result of that initiative, and following careful deliberation, the two Columbia fund boards have agreed to combine, and shareholders will be asked to consider the election of nominees to a single board of 16 independent trustees and one interested trustee. All current board members will be continuing, except for two members who are retiring. If all the nominees are approved, the proposed single board of trustees will be effective January 1, 2021 and oversee nearly all of the funds advised by Columbia Threadneedle.

Combining the two boards would lead to operating and financial efficiencies for the funds and the management company, with benefits to both the funds’ shareholders and Columbia Threadneedle. The combined board may provide more effective oversight of the funds, as the strategies could be more sensibly organized, and trustees would have greater transparency into Columbia Threadneedle’s capabilities across the fund complex.

Online proxy material access

For additional details, the Joint Proxy Statements are now available online at:

◾	Retail mutual funds and ETFs: proxy-direct.com/col-31702
◾	Variable portfolios: proxy-direct.com/col-31701

Different ways shareholders can vote

There are a number of ways shareholders can exercise their votes as outlined below.

How to vote

Telephone Beneficial shareholders may exercise their votes using the phone number on their proxy card. Direct-at-fund shareholders may vote by telephone at: 800.337.3503.	Mail Investors may vote by mail using the postage prepaid envelope provided.

Internet Beneficial shareholders may exercise their votes using the internet address on their proxy card. Direct-at-fund shareholders may vote by internet at: proxy-direct.com

Virtual meeting by webcast

The meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 10:00 a.m., Eastern time, on December 22, 2020. Shareholders should review the Joint Proxy Statement and proxy card for specific details on attending the meeting and voting online.

For institutional and broker/dealer use only. This material has not been filed with FINRA and may not be shown, quoted to, or used with, members of the general public.

©2020 Columbia Management Investment Advisers, LLC. All rights reserved. Columbia Management Investment Distributors, Inc. 225 Franklin Street, Boston, MA 02110-2804 columbiathreadneedle.com/us
800.426.3750	3295890 (10/20)

Proxy-related questions

You can call Computershare Fund Services if you have questions about the Joint Proxy Statements or about voting procedures at 866.905.2396. As always, your relationship manager or dedicated service team can assist with any questions regarding this information.

Institutional Dealers	Broker Dealers	Registered Investment Advisors	Independent Advisors	Investment-Only Distribution (DC/VA)

866.548.9501	800.215.5005	866.444.5435	800.446.4008	877.894.3592

Please have your clients read and consider investment objectives, risks, charges and expenses carefully before investing. Remind them to contact you or visit columbiathreadneedleus.com for a prospectus or summary prospectus, which contains this and other important information about the fund. The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy.

Investors should also review the Joint Proxy Statement relating to their fund for more information.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA, and managed by Columbia Management Investment Advisers, LLC.

Columbia Management Investment Advisers, LLC serves as the investment manager to the ETFs. The ETFs are distributed by ALPS Distributors, Inc., which is not affiliated with Columbia Management Investment Advisers, LLC or its parent company Ameriprise Financial, Inc.

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